UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, MN	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On January 15, 2019, Appliance Recycling Centers of America, Inc. (the “Company”), the registrant, filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission to announce that GeoTraq, Inc. (“GeoTraq”), a subsidiary of the Company, was issued a patent that allows GeoTraq to provide accurate location information directly from its module by using GPS technology. This Amendment No. 1 to the Current Report on Form 8-K/A amends Item 8.01 of the Report to correct a typographical error and confirm that GeoTraq’s modules do not use GPS technology.

Item 8.01.	Other Events.

On January 15, 2019, the U.S. Patent and Trademark Office issued a patent (No. 14/724,039) titled “Locator Device with Low Power Consumption” to GeoTraq. The patent provides GeoTraq with intellectual property rights to significantly increase the battery life of devices containing GeoTraq’s modules by remotely controlling scheduled wakeup intervals to reduce power consumption.  In addition, the intellectual property allows GeoTraq to provide accurate location information directly from its module without using GPS technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: January 15, 2019	/s/ Tony Isaac
Tony Isaac Chief Executive Officer